UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 20, 2024

THE SHYFT GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan	001-33582	38-2078923
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

41280 Bridge Street, Novi, Michigan 48375
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (517) 543-6400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	SHYF	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2024, The Shyft Group, Inc.  (the “Company”) announced that Jonathan Douyard resigned as Chief Financial Officer of the Company to pursue another career opportunity outside of the specialty vehicle industry. Mr. Douyard’s resignation is not the result of any disagreement with the Company on any matter related to its operations, policies, or practices. Mr. Douyard will continue to serve at full capacity in his role through December 31, 2024. An internal and external search for Mr. Douyard’s successor is underway.

A copy of the press release announcing the foregoing is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1 104	Press Release of the Company dated November 21, 2024 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHYFT GROUP, INC.

Dated: November 21, 2024	By:	/s/ Joshua A. Sherbin
	Name:	Joshua A. Sherbin
	Title:	Chief Legal Administrative and Compliance Officer